UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 13, 2012, at our annual meeting of stockholders, our stockholders approved the Corcept Therapeutics Incorporated 2012 Incentive Award Plan, which we refer to as the 2012 Plan. The 2012 Plan became effective immediately upon such stockholder approval, and we refer to such date of approval as the Effective Date. As of the Effective Date, no further awards may be granted under our 2004 Equity Incentive Plan, which we refer to as the 2004 Plan, and our 2000 Equity Incentive Plan, which we refer to as the 2000 Plan. The 2012 Plan previously had been approved by our Board of Directors, or our Board, subject to stockholder approval.

The 2012 Plan authorizes the Compensation Committee of our Board, or the Compensation Committee, to grant stock options, restricted stock, restricted stock units, dividend equivalents, deferred stock, stock payment awards, stock appreciation rights, which we refer to as SARs, performance share awards and other incentive awards. The 2012 Plan also authorizes the Compensation Committee to grant performance awards payable in the form of shares of our common stock, which we refer to as Shares, or cash, including equity awards and incentive cash bonuses that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The 2012 Plan authorized the grant of awards to our employees, non-employee directors and consultants.

The 2012 Plan is administered by the Compensation Committee, or such other committee or subcommittee of members of our Board as our Board may designate from time to time. The Compensation Committee may, except to the extent prohibited by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, delegate to a committee of one or more members of our Board or, with respect to stock options or other rights with respect to the Shares (but not the Shares themselves), one or more of our officers the authority to grant or amend awards or to take other administrative actions. However, the Compensation Committee may not make any delegation of its authority to an officer of our company to grant awards to, or amend awards held by, individuals who are subject to Section 16 of the Securities Exchange Act, “covered employees” with respect to awards intended to constitute “performance-based compensation” under Section 162(m) of the Code or our officers (or directors) to whom authority to grant or amend awards has been delegated under the 2012 Plan. Further, any delegation of administrative authority will only be permitted to the extent permissible under Section 162(m) of the Code, securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

The maximum number of Shares for which grants may be made under the 2012 Plan is equal to the sum of (i) the Shares available for grant as of the Effective Date under the 2004 Plan and 2000 Plan, which we refer to together as the Prior Plans, and (ii) the Shares underlying awards outstanding under the Prior Plans that, on or after the Effective Date, terminate, expire or lapse for any reason without delivery of Shares. The aggregate number of Shares which may be issued or transferred pursuant to awards under the 2012 Plan is subject to an annual increase on each January 1, beginning in 2013 and ending in 2022, equal to the lesser of (A) 8,000,000 Shares, (B) 4% of the Shares outstanding on the last day of the immediately preceding fiscal year and (C) such smaller number of Shares as may be determined by our Board, which we refer to as evergreen increases.

When an award is granted, the maximum number of Shares that may be issued under the 2012 Plan is reduced by the number of Shares covered by that award. However, if an award later expires, is forfeited or is settled for cash, or Shares subject to SARs that are not issued in connection with the settlement of the SAR on exercise thereof, such Shares will be available for future grants of awards under the 2012 Plan and added back to the share limit. By contrast, the following Shares will not be available for future grants of awards under the 2012 Plan and will not be added back to the share limit: (i) Shares tendered by a participant or withheld by us in payment of the exercise price of a stock option; (ii) Shares tendered by a participant or withheld by us to satisfy any tax withholding obligation with respect to an award and (iii) Shares purchased on the open market with the cash proceeds from the exercise of stock options. Any Shares subject to restricted stock repurchased by us at the same price paid by the participant will again be available for awards under the 2012 Plan. Notwithstanding the foregoing, no Shares may again be optioned, granted or awarded if such action would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code.

The 2012 Plan provides that the maximum number of Shares or cash with respect to one or more awards that may be granted to any one person during any calendar year shall be 5,000,000 Shares and $10,000,000 in cash.

The 2012 Plan also contains provisions with respect to payment of purchase prices, vesting and expiration of awards, treatment of awards upon a change of control of our company, adjustments for stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. Our Board or the Compensation Committee may terminate, amend, or modify the 2012 Plan at any time; however, except to the extent permitted by the 2012 Plan in connection with (i) evergreen increases as described above and (ii) certain changes in capital structure, stockholder approval will be obtained for any amendment to increase the number of Shares available under the 2012 Plan. In no event may an incentive stock option be granted pursuant to the 2012 Plan on or after February 3, 2022.

The foregoing summary description of the 2012 Plan is qualified in its entirety by reference to the actual terms of the 2012 Plan attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on May 21, 2012.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 13, 2012, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from one hundred forty million (140,000,000) to two hundred eighty million (280,000,000) shares, which the Company refers to as the Amendment. No changes were made to the number of authorized shares of the Company’s preferred stock, par value $0.001 per share (currently 10,000,000). The Company filed the Amendment with the Delaware Secretary of State on June 14, 2012 and it became effective as of that date.

The foregoing summary is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 13, 2012, we held our annual meeting of stockholders to consider and vote on proposals: 1) to elect directors to hold office until our annual meeting of stockholders in 2013 and until their successors are qualified and elected, 2) to approve the Amendment, 3) to approve the adoption of the 2012 Incentive Award Plan and 4) to ratify the appointment of Ernst & Young, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

A total of 88,626,768 stockholders of record at the close of business on May 7, 2012 were entitled to vote as of the annual meeting. The total number of shares voted at the annual meeting was 78,693,923. The voting on the four matters is set forth below:

Proposal 1 – Election of Directors - The following directors were elected to serve until the 2012 annual meeting of stockholders and until their successors are elected and qualified.

Director:	For	Withheld	Broker Non-Votes
G. Leonard Baker, Jr.	63,747,345	1,595,489	13,351,089
Joseph K. Belanoff, M.D.	63,989,984	1,352,850	13,351,089
Joseph C. Cook, Jr.	63,842,410	1,500,424	13,351,089
Patrick G. Enright	65,232,053	110,781	13,351,089
David L. Mahoney	63,902,580	1,440,254	13,351,089
Joseph L. Turner	65,221,449	121,385	13,351,089
James N. Wilson	57,858,035	7,484,799	13,351,089

Proposal 2 – To approve the Amendment.

For	75,941,767
Against	2,729,192
Abstain	22,964
Broker Non-Votes	N/A

Proposal 3 – To approve the adoption of the 2012 Plan.

For	50,981,133
Against	14,345,641
Abstain	16,060
Broker Non-Votes	13,351,089

Proposal 4 – To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	78,168,197
Against	379,505
Abstain	146,221
Broker Non-Votes	N/A

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Corcept Therapeutics Incorporated.

10.1	Corcept Therapeutics Incorporated 2012 Incentive Award Plan (incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 21, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: June 18, 2012	By:	/s/ G. Charles Robb
G. Charles Robb
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Corcept Therapeutics Incorporated.

10.1	Corcept Therapeutics Incorporated 2012 Incentive Award Plan (incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 21, 2012).